UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009

I.R.S.
Employer
Commission	Exact name of registrant as specified in its charter	State of	Identification
File Number	and principal office address and telephone number	Incorporation	No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On Friday, February 13, 2009, Washington Gas Light Company (Washington Gas) filed a request with the Federal Energy Regulatory Commission (FERC) for an emergency stay of the effectiveness of orders the FERC issued on October 7, 2008 and January 15, 2009 (collectively, the Orders). The Orders authorize, among other things, a 500 percent increase over historically delivered volumes of vaporized liquefied natural gas (LNG) to an interstate pipeline that is connected with the distribution system of Washington Gas, a wholly owned subsidiary of WGL Holdings, Inc. (WGL Holdings). Washington Gas had in prior filings indicated to the FERC the harm that LNG, which has a low level of heavy hydrocarbons (HHCs), has caused and is likely to cause to the mechanically coupled pipelines throughout its service territory. Washington Gas also proposed actions to mitigate that harm. The motion alternatively requests that the FERC immediately modify the Orders to impose a condition capping the volumetric amount of vaporized LNG to be delivered to the relevant pipeline interconnection that serves Washington Gas’s distribution system to historically delivered levels to avoid such harm. Washington Gas requested that the FERC act on an expedited basis by issuing a stay of the Orders or modifying the Orders on or before March 13, 2009. If the FERC fails to act by that date, Washington Gas will seek relief in the U.S. Court of Appeals. On February 18, 2009, the FERC ordered that answers to Washington Gas’s petition be filed by February 23, 2009 consistent with Washington Gas’s proposed timeline. Additional details regarding this issue and the Orders are described in the recently filed Form 10-Q quarterly report by WGL Holdings and Washington Gas and the annual report on Form 10-K.
     Absent immediate FERC action, Washington Gas expects that beginning in April, 2009, significantly increased volumes of vaporized LNG will begin to flow to the relevant interconnection that serves Washington Gas’s distribution system. Such an increase in the receipt of vaporized LNG is likely to result in a significantly greater number of leaks in Washington Gas’s distribution system. Washington Gas is attempting to mitigate the risk of any such increase in leaks through: (i) additional pipeline replacement programs; (ii) continuing to inject hexane into the gas stream at critical gate stations that will receive high concentrations of vaporized LNG and completing the construction of an additional hexane injection facility; (iii) isolating or separating its interstate pipeline receipt points, where possible, from pipelines that transport Cove Point gas and (iv) continued efforts before the FERC to condition incremental increases in deliveries from the Cove Point terminal on the appropriate resolution of safety concerns consistent with the public interest.
     Washington Gas is committed to maintaining the safety of its distribution system for its customers and will continue to oppose the authorization of the Cove Point expansion until a long-term solution is determined that can address the safety issues associated with the expanded flows of vaporized LNG from the Cove Point terminal into the interstate pipeline system that also serves Washington Gas.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned thereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date: February 19, 2009	/s/ Mark P. O’Flynn
Mark P. O’Flynn Controller (Principal Accounting Officer)